EXHIBIT 23




          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-23043) of Westamerica Bancorporation of our report dated June 3, 2005 relating to the financial statements and supplemental schedules of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) as of December 31, 2004 and 2003 and for the years ended December 31, 2004, 2003, and 2002 which appear in this Form 11-K.


							/s/ Perry-Smith LLP



Sacramento, California
June 27, 2005